EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57931 and 33-58710) of our report dated June 25, 1999, on our audits of the financial statements and supplemental schedules of the ConsecoSave Plan as of December 31, 1998 and 1997, and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP




Indianapolis, Indiana
June 25, 1999